EXHIBIT 5





                                            November 12, 1997
                                            12742-17

Meditrust Corporation
197 First Avenue, Suite 300
Needham, MA 02194

Meditrust Operating Company
197 First Avenue, Suite 100
Needham, MA  02194

Gentlemen:

     Reference is made to the Joint Registration Statement on Form S-3 (the "Registration Statement"), which Meditrust Corporation, a Delaware corporation, and Meditrust Operating Company, a Delaware corporation (together, the "Companies"), have filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to any combination of the Companies' shares of paired common stock, par value $.10 (the "Shares"), debt securities (the "Debt Securities") which may be issued under an Indenture (together with any supplement thereto, the "Indenture") between the Companies and a national bank as trustee (the "Trustee"), warrants to purchase Shares and warrants to purchase Debt Securities (collectively, the "Warrants"), valued in the aggregate at a maximum of $2,000,000,000, to be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act, and an indeterminate number of Shares as may be issued upon any conversion of the Debt Securities and/or exercise of the warrants to purchase Shares (the "Conversion Shares").

     We have acted as counsel for the Companies in connection with the Registration Statement and are familiar with the proceedings taken and proposed to be taken by the Companies in connection with the authorization, registration, sale and issuance of the Shares, the Debt Securities and the Warrants. We have examined the Certificates of Incorporation and By-laws of each of the Companies and all amendments thereto, and certificates of public officials and such other documents, records and materials as we have deemed necessary in connection with this opinion letter. Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Companies' officers, directors and agents, we are of the opinion that:

     1. Upon the due authorization, execution and delivery of the Debt Securities by the Companies or either or both of them, as the case may be, in the manner referred to in the Registration Statement and assuming any requisite authentication of the Debt Securities


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Meditrust
November 12, 1997
Page 2


by the Trustee and due qualification of the Indenture, if any, under the Trust Indenture Act of 1939, as amended, and subject to the terms of the Debt Securities being otherwise in compliance with then applicable law, the Debt Securities will be duly issued and delivered by the Companies or either of them, as the case may be, and will constitute the valid and legally binding obligations of the Companies, or either or both of them, as the case may be, enforceable in accordance with their terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting creditors' rights or by general equitable principles.

     2. The Shares, when issued in compliance with the terms described in the Registration Statement, and the Conversion Shares, when issued from time to time upon conversion of the Debt Securities and/or exercise of the Warrants to purchase Shares and in compliance with the terms described in the Indenture, if any, concerning conversion of Debt Securities, will be duly and validly issued, fully paid and non-assessable.

     3. The Warrants, when issued in compliance with the terms described in the Registration Statement, will be duly issued and legally binding obligations of the Companies or either or both of them, as the case may be, enforceable in accordance with their terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting creditors' rights or by general equitable principles.

     We understand that this opinion letter is to be used in connection with the Registration Statement as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to be used in connection with the offer and sale of the Shares, the Debt Securities and/or the Warrants only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

                                            Very truly yours,



                                            Nutter, McClennen & Fish, LLP

MJB/PRE/NCH/nab